Exhibit 4.5
     AMENDMENT NO. 3 TO NOTE PURCHASE AND MASTER SHELF AGREEMENT
As of January 23, 2006
Insurance Services Office, Inc.
545 Washington Boulevard
Jersey City, NJ 07310-1686
Ladies and Gentlemen:
     Reference is made to that certain Uncommitted Master Shelf Agreement, dated as of June 13, 2003 (as amended by Amendment No. 1 to Note Purchase and Master Shelf Agreement, dated as of February 1, 2005 and Amendment No. 2 to Note Purchase and Master Shelf Agreement dated as of June 13, 2005, and as further amended from time to time, the “Agreement”), among Insurance Services Office, Inc., a Delaware corporation (the “Company”), on the one hand, and The Prudential Insurance Company of America, U.S. Private Placement Fund, Baystate Investments, LLC, United of Omaha Life Insurance Company (collectively, the “Series A Purchasers”), each Prudential Affiliate which has become bound by certain provisions of the Agreement (as provided therein) (together with the Series A Purchasers, the “Purchasers”), and Prudential Investment Management, Inc. (“Prudential”), on the other, whereby the Company issued and sold its (i) 4.11% Series B Senior Notes due June 10, 2007 (the “Series B Notes”), (ii) 4.12% Series C Senior Notes due June 28, 2007 (the “Series C Notes”), (iii) 4.46% Series D Senior Notes due June 13, 2009 (the “Series D Notes”), (iv) 4.59% Series E Senior Notes due June 13, 2011 (the “Series E Notes”) and the proposed issuance by the Company and the purchase by the Purchasers of up to $350,000,000 of additional Shelf Notes (as defined in the Agreement) (such additional Shelf Notes, together with the Series B Notes, the Series C Notes, the Series D Notes and the Series E Notes are referred to herein, collectively, as the “Notes”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.
     Pursuant to the request of the Company and in accordance with the provisions of paragraph 11C of the Agreement, the parties hereto agree as follows:
     1. AMENDMENTS.
     a. Paragraph 6(C)(xiv) (Liens) is hereby amended and restated in its entirety to read as follows:
     “(xiv) Liens in respect of Priority Debt permitted under paragraph 6B so long as such Liens do not secure Indebtedness owing in respect of the Credit Agreements or any other agreement or agreements in respect of the Company’s primary bank facility or facilities.”

     b. Paragraph 6I (Guarantees) is hereby amended and restated in its entirety to read as follows:
     “6I. Guarantees. The Company will not permit any Subsidiary to, Guarantee or otherwise in any way become or be responsible for Indebtedness of any other Person, contingently or otherwise, except
     (i) Guarantees issued, if any, in favor of the holders of the Notes;
     (ii) existing Guarantees further described on Schedule 61 hereto, including any renewals thereof not in excess of $1,000,000 in the aggregate;
     (iii) Guarantees by the Company which are not prohibited by paragraph 6A(2); or
     (iv) Guarantees by any Subsidiary in favor of any other Person so long as
     (a) contemporaneously with the delivery of such Guarantee, such Subsidiary shall execute and deliver a substantially similar Guarantee in favor of the holders of the Notes (which Guarantee shall be satisfactory in form and substance to the holders of the Notes), and
     (b) the beneficiary of such Guarantee shall have entered into a sharing agreement with the holders of the Notes which shall be in form and substance satisfactory to the holders of the Notes and shall provide, among other things, for the sharing of payments made under any such Guarantee.”
     c. Clause (iii) of Section 6D to the Agreement is hereby amended and restated in its entirety to read as follows:
     “(iii) Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended of the surviving corporation is at least as great as the Consolidated EBITDA of the Company for such period immediately prior to such merger or consolidation.”
     d. The definition of “Consolidated Total Debt” in Paragraph 10 of the Agreement is hereby amended by inserting at the end of such definition the following:
“Notwithstanding the foregoing, Consolidated Total Debt shall not include the redemption amount with respect to any capital stock (x) which may be put to the Company by the Insurance Services Office, Inc., ESOP, except to the extent that the Insurance Service Office, Inc., ESOP exercises such put and (y) issuable upon the exercise of any option granted to an employee of the Company or any Subsidiary of the

Company, except to the extent such capital stock is actually put to the Company by such employee and the Company is required to redeem such capital stock during the next succeeding twelve months.”
     e. Paragraph 10B (Defined Terms) is hereby amended by inserting a new definition “Credit Agreements” therein in its proper alphabetical order, to read as follows:
     ““Credit Agreements” shall mean, collectively, each of that certain (i) 364-Day Revolving Credit Loan Agreement, dated August 26, 2003 between the Company and Bank of America, N.A., (ii) uncommitted line of credit evidenced by a certain Promissory Note dated January 23, 2006 made available to the Company by JPMorgan Chase Bank (“Chase”), (iii) committed revolving credit facility (with a term-out option) governed by a certain loan agreement dated January 23, 2006 between the Company and Chase, (iv) uncommitted line of credit evidenced by a certain Promissory Not made available to the Company by Citibank, N.A. (“Citibank”) and (v) committed revolving credit facility (with a term-out option) governed by a certain loan agreement dated January 23, 2006 between the Company and Citibank, each as in effect from time to time, together with replacements of any of the foregoing.”
     f. The definition of “Indebtedness” in Paragraph 10 of the Agreement is hereby amended by inserting after the word “hereof” and before the “.” in clause (x) thereof, the following:
     “(other than any such liabilities owed to such Person or its Subsidiaries)”
     g. The definition of “Priority Debt” in Paragraph 10 of the Agreement is hereby amended by inserting after the word “Subsidiary” and before the “.” in the last line of such definition, the following:
     “(other than any Guarantee permitted by clause (iv) of Paragraph 6(I))”
     2. CONDITIONS TO EFFECTIVENESS.
     a. Executed Counterparts. Prudential shall have received a counterpart of this Amendment Agreement executed by the Company.
     b. Representations and Warranties. The representations and warranties contained in Section 3 below shall be true on and as of the date hereof.
     3. REPRESENTATIONS AND WARRANTIES. To induce you to enter into this Amendment Agreement, the Company represents, warrants and acknowledges as follows:
     a. Each of the representations and warranties set forth in Paragraph 8 of the Agreement is true on and as of the date hereof.

     b. The execution, delivery and performance by the Company of this Amendment Agreement (i) is within its corporate power and (ii) is legal and does not conflict with, result in any breach of, constitute a default under, or result in the creation of any Lien upon any property of the Company under the provisions of: (A) any charter, instrument or bylaw to which it is a party or by which it or any of its property may be bound, (B) any order, judgment, decree or ruling of any court, arbitrator or governmental authority applicable to it or its property, or (C) any agreement or instrument to which it is a party or by which it or any of its properties may be bound or any statute or other rule or regulation of any governmental authority applicable to it or its properties, except where such conflict, breach, default or Lien could not reasonably be expected to have a Material Adverse Effect.
     c. This Amendment Agreement has been duly authorized, executed and delivered by a duly authorized officer of the Company, and constitutes the legal, valid and binding obligations of the Company, enforceable in accordance with its terms, except that enforceability may be limited by applicable bankruptcy, reorganization, arrangement, insolvency, fraudulent conveyance, moratorium or other similar laws affecting the enforceability of creditors’ rights generally and subject to the availability of equitable remedies.
     d. After giving effect to this Amendment Agreement, no Default or Event of Default shall have occurred and be continuing.
     e. No consent, approval, authorization or order of, or filing, registration or qualification with, any court or administrative or governmental body or third party is required in connection with the execution, delivery or performance by the Company of this Amendment Agreement.
     f. Neither the Company nor any of its Subsidiaries (i) is listed on the Specially Designated Nationals and Blocked Persons List (the “SDN List”) maintained by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”), or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Executive Order (such other lists are referred to herein, collectively, as the “Other Lists”; the SDN List and the Other Lists are referred to herein, collectively, as the “Lists”), (ii) has been determined by competent authority to be subject to the prohibitions contained in Executive Order No. 13224 (Sept. 23, 2001) or any other similar prohibitions contained in the rules and regulations of OFAC or in any enabling legislation or other Executive Orders in respect thereof, (iii) is owned or controlled by, or acts for or on behalf of, any person on the Lists or any other person who has been determined by competent authority to be subject to the prohibitions contained in Executive Order No. 13224 (Sept. 23, 2001) or similar prohibitions contained in the rules and regulations of OFAC or any enabling legislation or other Executive Orders in respect thereof, and (iv) is failing to comply in any material way with the requirements of Executive Order No. 13224 (Sept. 23, 2001) and other similar requirements contained in the rules and regulations of OFAC and in any enabling legislation or other Executive Orders in respect thereof.

     4. MISCELLANEOUS.
     a. Except as specifically amended hereby, all of the terms and conditions of the Agreement shall remain in full force and effect.
     b. This Amendment Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
     c. This Amendment Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.
[Remainder of page left intentionally blank. Signature pages follow.]

     Each of the undersigned has caused this Amendment Agreement to be executed and delivered by its duly authorized officer as an agreement under seal as of the date first above written.

PRUDENTIAL INVESTMENT MANAGEMENT, INC.

By:	/s/ Yvonne Guajardo

Name:	Yvonne Guajardo
Title:	Vice President

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:	/s/ Yvonne Guajardo

Name:	Yvonne Guajardo
Title:	Vice President

BAYSTATE INVESTMENTS, LLC
By:	Prudential Private Placement Investors, L.P.
(as Investment Advisor)
By:	Prudential Private Placement Investors, Inc.
(as its General Partner)

	By:	/s/ Yvonne Guajardo
	Name:	Yvonne Guajardo
	Title:	Vice President

PRUCO LIFE INSURANCE COMPANY

By:	/s/ Yvonne Guajardo

Name:	Yvonne Guajardo
Title:	Assistant Vice President
[Signature page to Amendment No. 3 to Note Purchase and Master Shelf Agreement]

PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY

By:	/s/ Yvonne Guajardo

Name:	Yvonne Guajardo
Title:	Assistant Vice President

PRUDENTIAL RETIREMENT CEDED BUSINESS TRUST
By:	Prudential Investment Management, Inc., as Investment Manager

By:	/s/ Yvonne Guajardo

Name:	Yvonne Guajardo
Title:	Vice President

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY
By:	Prudential Investment Management, Inc., as Investment Manager

	By:	/s/ Yvonne Guajardo
	Name:	Yvonne Guajardo
	Title:	Vice President

GIBRALTAR LIFE INSURANCE CO., LTD.
By:	Prudential Investment Management (Japan), Inc., as Investment Manager
By:	Prudential Investment Management, Inc., as Sub-Adviser

	By:	/s/ Yvonne Guajardo
	Name:	Yvonne Guajardo
	Title:	Vice President
[Signature page to Amendment No. 3 to Note Purchase and Master Shelf Agreement]

CONNECTICUT GENERAL LIFE INSURANCE COMPANY
By:	Prudential Investment Management, Inc., as Investment Manager

	By:	/s/ Yvonne Guajardo
	Name:	Yvonne Guajardo
	Title:	Vice President

ING USA ANNUITY AND LIFE INSURANCE COMPANY
By:	Prudential Private Placement Investors, L.P., as Investment Advisor
By:	Prudential Private Placement Investors, Inc., as its General Partner

	By:	/s/ Yvonne Guajardo
	Name:	Yvonne Guajardo
	Title:	Vice President

ING LIFE INSURANCE AND ANNUITY COMPANY
By:	Prudential Private Placement Investors, L.P., as Investment Advisor
By:	Prudential Private Placement Investors, Inc., as its General Partner

	By:	/s/ Yvonne Guajardo
	Name:	Yvonne Guajardo
	Title:	Vice President
[Signature page to Amendment No. 3 to Note Purchase and Master Shelf Agreement]

BCBSM, INC. DBA BLUE CROSS AND BLUE SHIELD OF MINNESOTA
By:	Prudential Private Placement Investors, L.P., as Investment Advisor
By:	Prudential Private Placement Investors, Inc., as its General Partner

	By:	/s/ Yvonne Guajardo
	Name:	Yvonne Guajardo
	Title:	Vice President

THE PRUDENTIAL LIFE INSURANCE COMPANY, LTD.
By:	Prudential Investment Management (Japan), Inc., as Investment Manager
By:	Prudential Investment Management, Inc., as Sub-Adviser

	By:	/s/ Yvonne Guajardo
	Name:	Yvonne Guajardo
	Title:	Vice President

PHYSICIANS MUTUAL INSURANCE COMPANY
By:	Prudential Private Placement Investors, L.P.
(as Investment Advisor)
By:	Prudential Private Placement Investors, Inc.
(as its General Partner)

	By:	/s/ Yvonne Guajardo
	Name:	Yvonne Guajardo
	Title:	Vice President
[Signature page to Amendment No. 3 to Note Purchase and Master Shelf Agreement]

AMERICAN BANKERS INSURANCE COMPANY OF FLORIDA, INC.
By:	Prudential Private Placement Investors, L.P.
(as Investment Advisor)
By:	Prudential Private Placement Investors, Inc.
(as its General Partner)

	By:	/s/ Yvonne Guajardo
	Name:	Yvonne Guajardo
	Title:	Vice President

UNION SECURITY INSURANCE COMPANY
By:	Prudential Private Placement Investors, L.P.
(as Investment Advisor)
By:	Prudential Private Placement Investors, Inc.
(as its General Partner)

	By:	/s/ Yvonne Guajardo
	Name:	Yvonne Guajardo
	Title:	Vice President
[Signature page to Amendment No. 3 to Note Purchase and Master Shelf Agreement]

INSURANCE SERVICES OFFICE, INC.

By:	/s/ Kenneth G. Geraghty
Name:	Kenneth G. Geraghty
Title:	Executive Vice President and Chief Financial Officer
[Signature page to Amendment No. 3 to Note Purchase and Master Shelf Agreement]